Exhibit (c)(14)



Project Aviary

Presentation to the Board of Directors

July 15, 2026

Summary of Value Indications Received

	Toucan 7/13 Proposal	[***] 7/15 Proposal Midpoint
Offer Value at Close	$16.25	$19.50 *(Approx. midpoint of $18.00-$20.75 range received)*
Present Value of Offer	$16.25	$16.55(1)
Cash / Stock Mix	▪ 25% cash / 75% stock consideration – Structured as all stock deal with cash election for up to 25% of consideration	▪ 100% stock consideration
Collar	▪ Fixed value per share with a downside collar – ~20% decline in Toucan share price would prompt shareholder vote ▪ Walkaway rights to Pelican below collar	▪ Fixed value per share with +/-25% collar (current counter) – +/-7% proposed by [***]
Timing / Status	▪ Largely pencils down on diligence and contract since 7/2 ▪ Draft merger agreement ready to go back to Toucan if board authorizes	▪ Diligence largely complete (99% of live [***] tracker closed) ▪ Transaction agreements in [***] court since 7/12 (already completed one round of markups)
Other Considerations	▪ Amendment to existing commercial agreement	▪ $200mm regulatory reverse termination fee to Pelican (11% of deal value is current counter or ~$211mm-$248mm) ▪ Stated concerns with divestiture remedies in contract ▪ Requested waiver of [***] ▪ Stated concerns with Toucan agreement terms, but no formal asks made

Source: Pelican Management, Wall Street research, public filings, FactSet, and Bloomberg as of 7/15/26. Note: Per share values rounded to the nearest $0.05. (1) Values based on a discount rate of 17.75% (midpoint of Centerview's discount range).
[***] proposal assumes 12 months delay vs. Toucan to close.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Summary of Value Indications Received (cont'd)

- Based on Pelican, Toucan, and [***] closing prices and VWAP as of July 15, 2026

		Toucan Value Indication	[***] 7/15/26 Proposal Range	
		25% Cash	100% Stock	
	Current	7/13/2026	Range Low End	Range High End
Price Per Share	**$15.79**	**$16.25**	**$18.00**	**$20.75**
Cash Consideration Per Share		*4.06*	–	–
Stock Consideration Per Share		*12.19*	*18.00*	*20.75*
Implied Stock Exchange Ratio (Cash Adj. Where Relevant)		*0.2129x*	[***]	[***]
Implied Purchase Price	**$1,863**	**$1,920**	**$2,133**	**$2,470**
Less: Net Cash[(1)]	(210)	(210)	(210)	(210)
Implied Enterprise Purchase Price	**$1,653**	**$1,709**	**$1,923**	**$2,260**
PF % Toucan / [***] Ownership [(2)]		*10.6%*	[***]	[***]
Cash Consideration ($mm) [(2)]		*427*	–	–
<u>Implied Premiums - %</u>				
1-Day Share Price ($15.79)	–	*3%*	*14%*	*31%*
30-Day VWAP ($12.61)	*25%*	*29%*	*43%*	*65%*
Current Enterprise Value ($1,653mm)	–	*3%*	*16%*	*37%*
<u>Implied Premiums - $</u>				
1-Day Share Price ($15.79)	–	*$56*	*$270*	*$607*
30-Day VWAP ($12.61)	*$388*	*$444*	*$658*	*$995*
Current Enterprise Value ($1,653mm)	–	*$56*	*$270*	*$607*

Source: Pelican Management, Wall Street research, public filings, FactSet, and Bloomberg as of 7/15/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan's $750mm of convertible senior notes due 7/15/30 with a conversion price of $84.19 and $460mm principal amount of convertible senior notes due 5/15/32 with a conversion price of $69.26 are treated as debt. Based on fully diluted Pelican shares outstanding: basic shares of 106.4mm as of 6/30/26 and dilution under treasury stock method (TSM) of 15.2mm stock options with a weighted-average exercise price (WAEP) of $5.21, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in standalone / current scenario and assumed achieved at 100% of target in transaction scenario) all as of 6/30/26. (1) Based on $212mm cash and cash equivalents as of 6/30/26 and $2mm of software loans treated as debt as of 6/30/26, per Pelican Management. (2) Adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Evolution of Pelican Share Price and Volume

Share Price Performance	*2-Wk.*	*1-Wk.*	*1-Day*
Pelican	+15%	+12%	+5%
Peers[(1)]	+1%	+5%	+3%

Average Pelican Trading Volume			
90-Day	*60-Day*	*30-Day*	*10-Day*
2,821	3,431	4,140	4,850



$16
$15
$14
$13
$12
$11
$10
$9.79
$9
$8
6/17/26: [***] communicates $1.5bn value indication
6/22/26: Toucan communicates $15 / share value indication
6/23/26: [***]
6/30/26: [***] communicates $16.23 / share value indication
7/10/26: [***] communicates $18 - $20.75 / share value indication
7/13/26: Toucan communicates $16.25/ share value indication
7/13/26: Outreach from Reuters and Bloomberg to TDC, CVP and Cooley (none answered)
7/13/26: Outreach from FT to CVP citing long running market chatter regarding a transaction
$15.79
+61%
$11.75
+20%
2,520
2,737
3,262
3,823
3,823
2,506
1,882
5,960
5,262
8,355
3,777
4,099
3,967
3,789
3,789
4,578
3,462
4,427
5,513
3,786
10,668
3,498
4,991
6/15
6/16
6/17
6/18
6/19
6/22
6/23
6/24
6/25
6/26
6/29
6/30
7/1
7/2
7/3
7/6
7/7
7/8
7/9
7/10
7/13
7/14
7/15
Pelican Trading Volume
Pelican
Selected Tools/Dx companies(1)

Source: FactSet as of 7/15/26. Note: Trading volume in thousands of shares. (1) Peers includes Natera, Toucan, Guardant, Caris, Grail, BillionToOne, Adaptive, Veracyte, GeneDx, 10x Genomics, and CareDx.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Overview Of Potential Transaction Outcomes

	Standalone	Toucan Deal	[***] Deal (Failure)	[***] Deal (Success)
Headline Value (At Closing)	*n.a.*	***$16.25***	*n.a.*	***$19.50*** *(Approx. midpoint of $18.00-$20.75 range received)*
How Do We Think About Value?	*Value range of DCF analysis today*	*Toucan 7/13/26 offer value*	(A) *Value range of DCF analysis today* + (B) *RTF and Reduced Financing Needs[3]* – (C) *Interim damage to Pelican business*	*[***] Headline: Discounted at difference versus Toucan timeline to close (6 / 12 / 18 months)*
Adjusted Value	***$10.45 - $14.85[1] / $10.87 - $13.13[2]***	***$16.25***	(A) ***$10.45 – $14.85[1]*** + (B) ***~$1*** – (C) **?** ***< $11.45 – $16.10***	***$17.95 / $16.55 / $15.25*** *(6-mo. / 12-mo. / 18-mo. delay)*
Key Benefit(s)	✓ Within our control ✓ Retain full upside	✓ Closing certainty and speed ✓ Meaningful premium to standalone value	✓ Potential positive readthrough ✓ Protections under contract: *Interim opex funding + $200mm RTF*	✓ Highest headline value ✓ Significantly de-risked currency
Key Risk(s)	? Ability to secure funding ? Retain full downside ? Dilutive impact from future raises	? Lower headline value ? Higher risk currency ? Required amendment to commercial agreement	? Impact to business during post-signing period ? Deal certainty risk	? Post-close share price performance ? Likely extended sign-to-close period

Source: Company filings, FactSet and Wall Street research. Note: Dollars rounded to the nearest $5mm and per share values rounded to the nearest $0.05. Based on the analysis previously presented to the Board on June 5, 2026. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated net cash balance of $208mm as of 6/30/26 and $75mm in net proceeds from 2026 raise assuming issuance at current share price, with 10% discount and 5% spread. Fully diluted shares underlying the analysis from Pelican management based on basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. Reflects 29.8% tax rate applied to operating profit. Reflects impact of $150mm raise in 2027 and $300mm raise in 2029, both assuming 10% discount and 5% spread. The $75mm equity raise in 2026 at 10% discount to current share price assuming 5% spread is treated as dilutive. (1) Ranges reflect Centerview valuation. (2) Ranges reflect TD Cowen valuation. (3) Assuming $200mm RTF received in 2028 and $197mm received from 2H'26 – 2028 [***].

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Implied Pelican Metrics at Various Illustrative Prices

	Price per Share	Implied Equity Value(1)	Implied Transaction Value(2)	Prem / (Discount) vs. Curr: % Prem. 1-Day (7/15/26)	% Prem 30-Day VWAP	% Prem. 52W High	Implied Transaction Value / Prelim. Mgmt. Revenue: 2026E	2027E
Pelican Share Price Today	$15.79	$1,863	$1,653	–	+25%	–	18.3x	11.6x
Toucan 7/13/26 Value Indication	16.25	1,920	1,709	+3%	+29%	+3%	18.9x	12.0x
	17.00	2,011	1,801	+8%	+35%	+8%	19.9x	12.6x
	17.50	2,072	1,862	+11%	+39%	+11%	20.6x	13.0x
[***] 7/10/26 Offer Range	18.00	2,133	1,923	+14%	+43%	+14%	21.3x	13.5x
	18.50	2,195	1,984	+17%	+47%	+17%	21.9x	13.9x
	19.00	2,256	2,045	+20%	+51%	+20%	22.6x	14.3x
	19.50	2,317	2,107	+23%	+55%	+23%	23.3x	14.7x
	20.00	2,378	2,168	+27%	+59%	+27%	24.0x	15.2x
	20.50	2,439	2,229	+30%	+63%	+30%	24.6x	15.6x
	20.75	2,470	2,260	+31%	+65%	+31%	25.0x	15.8x
	21.00	2,501	2,290	+33%	+67%	+33%	25.3x	16.0x
	21.50	2,562	2,352	+36%	+70%	+36%	26.0x	16.5x
	22.00	2,623	2,413	+39%	+74%	+39%	26.7x	16.9x
	Metrics			$15.79	$12.61	$15.79	$90	$143

Source: Pelican Management, public filings, FactSet, and Bloomberg as of 7/15/26. Note: Dollars in millions, except per share data. (1) Based on fully diluted Pelican shares outstanding: basic shares of 106.4mm as of 6/30/26 and dilution under treasury stock method (TSM) of 15.2mm stock options with a weighted-average exercise price (WAEP) of $5.21, 0.6mm RSUs, and 0.6mm PSUs (assumed not achieved in standalone / current scenario and assumed achieved at 100% of target in transaction scenario) all as of 6/30/26. (2) Based on $212mm cash and cash equivalents as of 6/30/26 and $2mm of software loans treated as debt as of 6/30/26, per Pelican Management.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Implied Prices at Various Illustrative Closing Times

	Price per Share	Present Value Per Share @ Closing Time of 3-Months	6-Months	12-Months	18-Months	24-Months
Toucan 7/13/26 Value Indication	$16.25	$15.60	$14.98	$13.80	$12.72	$11.72
	17.00	16.32	15.67	14.44	13.30	12.26
[***] *7/10/26 Offer Range*	18.00	17.28	16.59	15.29	14.09	12.98
	19.00	18.24	17.51	16.14	14.87	13.70
	20.00	19.20	18.43	16.99	15.65	14.42
	20.75	19.92	19.12	17.62	16.24	14.97

Source: Pelican Management as of 7/15/26. Note: Dollars in millions, except per share data. Note: Values based on a discount rate of 17.75% (midpoint of Centerview's discount range).

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Implied Pelican Ownership at Various Illustrative Toucan Prices

- Based on Toucan's value indication of $16.25 per share
- Analysis below does not account for a collar

		% Prem. / (Disc.) vs. Current to		25% Cash Consideration			Memo: Shares Issued Assuming 100% Stock		
	Toucan Price per Share	1-Day (7/15/26)	52-Wk Low (3/30/26)	Exchange Ratio	% of Toucan Shares Issued[(1)]	PF Pelican Ownership[(1)]	Exchange Ratio	% of Toucan Shares Issued[(1)]	PF Pelican Ownership[(1)]
	40.00	(30%)	(6%)	0.3047x	17.1%	14.6%	0.4063x	22.7%	18.5%
	42.50	(26%)	+0%	0.2868x	16.1%	13.8%	0.3824x	21.4%	17.6%
	45.00	(21%)	6%	0.2708x	15.2%	13.2%	0.3611x	20.2%	16.8%
Shareholder Vote Required At All Stock	**45.48**	**(21%)**	**+7%**	**0.2680x**	**15.0%**	**13.0%**	**0.3573x**	**20.0%**	**16.7%**
	47.50	(17%)	+12%	0.2566x	14.4%	12.6%	0.3421x	19.2%	16.1%
	50.00	(13%)	+18%	0.2438x	13.6%	12.0%	0.3250x	18.2%	15.4%
	52.50	(8%)	+24%	0.2321x	13.0%	11.5%	0.3095x	17.3%	14.8%
	55.00	(4%)	+30%	0.2216x	12.4%	11.0%	0.2955x	16.5%	14.2%
Toucan Share Price Today	**$57.25**	**–**	**+35%**	**0.2129x**	**11.9%**	**10.6%**	**0.2838x**	**15.9%**	**13.7%**
	57.50	+0%	+36%	0.2120x	11.9%	10.6%	0.2826x	15.8%	13.7%
	60.00	+5%	+42%	0.2031x	11.4%	10.2%	0.2708x	15.2%	13.2%
	62.50	+9%	+48%	0.1950x	10.9%	9.8%	0.2600x	14.6%	12.7%
	65.00	+14%	+53%	0.1875x	10.5%	9.5%	0.2500x	14.0%	12.3%
	67.50	+18%	+59%	0.1806x	10.1%	9.2%	0.2407x	13.5%	11.9%
	70.00	+22%	+65%	0.1741x	9.7%	8.9%	0.2321x	13.0%	11.5%
	Metrics	**$57.25**	**$42.37**						

Source: Pelican Management, public filings, FactSet, and Bloomberg as of 7/15/26. (1) Adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership.

Implied Pelican Ownership at Various Illustrative [***] Prices

- Based on [***] value indication range of $18.00 - $20.75
- Analysis accounts for a +/-25% collar

[***]	Proposal Value		% Prem. / Disc. vs. Current to		Range Low End ($18.00)			Range High End ($20.75)		
Price per Share	Low End	High End	1-Day [***]	52-Wk Low [***]	Exchange Ratio	% of [***] Shares Issued [***]	PF Pelican Ownership	Exchange Ratio	% of [***] Shares Issued	PF Pelican Ownership
Metrics			[***]	[***]						

25% Collar Low Bound

[***] *Share Price Today*

25% Collar High Bound

Source: Pelican Management, public filings, FactSet, and Bloomberg as of 7/15/26.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Appendix

Toucan Stock Price Perspectives

	Toucan Share Price		*Implied Revenue Multiples*	
	Value	**Δ vs. Curr.**	**2026E**	**2027E**
52-Week High *(10/08/25)*	$103.25	+80%	12.3x	10.1x
Wall Street Price Target High	100.00	+75%	11.9x	9.8x
Wall Street Price Target Median	66.00	+15%	8.1x	6.7x
Current / At Market	**$57.25**	--	**7.0x**	**5.7x**
30-Day VWAP	53.26	(7%)	6.6x	5.5x
60-Day VWAP	51.68	(10%)	6.5x	5.3x
52-Week Low *(03/30/26)*	42.37	(26%)	5.4x	4.4x
Wall Street Price Target Low	35.00	(39%)	4.5x	3.7x

Shareholder vote triggered at $45.48

Source: Bloomberg, Wall Street research and FactSet as of 7/15/26.

As presented to the Board on June 5

Preliminary Centerview Financial Analysis: Discounted Cash Flow Analysis – Preliminary Management Plan

Unlevered Free Cash Flow Projections

	Preliminary Management Plan									Management Extrapolation Period					CAGR	
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	'30E-'34E	'26E-34E
Revenue	$90	$143	$272	$457	$758	$1,150	$1,575	$1,940	$2,240	$2,539	$2,825	$3,084	$3,302	$3,467	*31%*	*49%*
% Growth	*7%*	*58%*	*90%*	*68%*	*66%*	*52%*	*37%*	*23%*	*15%*	*13%*	*11%*	*9%*	*7%*	*5%*		
Adj. EBITDA	($107)	($96)	($45)	$17	$105	$233	$393	$530	$695	$788	$876	$957	$1,024	$1,076	*60%*	*NM*
% Margin	*NM*	*NM*	*NM*	*4%*	*14%*	*20%*	*25%*	*27%*	*31%*	*31%*	*31%*	*31%*	*31%*	*31%*		
(Less): SBC	(10)	(11)	(25)	(33)	(38)	(46)	(51)	(51)	(56)	(64)	(74)	(82)	(89)	(96)		
Adj. EBITDA (less SBC)	($117)	($107)	($70)	($16)	$67	$187	$342	$480	$639	$723	$802	$875	$936	$980	*76%*	*NM*
(Less): D&A	(10)	(13)	(16)	(19)	(21)	(27)	(32)	(38)	(45)	(50)	(53)	(57)	(60)	(60)		
Operating Profit	($126)	($119)	($85)	($35)	$46	$160	$310	$441	$594	$673	$749	$818	$876	$919		
(Less): Taxes (Excl. NOLs) (1)	–	–	–	–	(13)	(45)	(87)	(124)	(166)	(188)	(210)	(229)	(245)	(257)		
NOPAT	($126)	($119)	($85)	($35)	$33	$115	$223	$318	$428	$485	$539	$589	$631	$662		
Plus: D&A	10	13	16	19	21	27	32	38	45	50	53	57	60	60		
(Less): Capex	(10)	(15)	(15)	(15)	(50)	(40)	(40)	(45)	(50)	(51)	(44)	(35)	(24)	(10)		
(Less): Δ in NWC	2	(3)	18	0	2	1	1	(0)	(7)	(7)	(7)	(6)	(5)	(4)		
UFCF	($125)	($124)	($66)	($31)	$6	$103	$216	$311	$415	$477	$541	$604	$661	$708		
Memo: 3Q-4Q'26 uFCF	*($63)*															
Impact from NOLs	–	–	–	–	*9*	*27*	*47*	*68*	*35*	–	–	–	–	–		
Impact of Capital Raises (2)	–	*(27)*	–	*(55)*	–	–	–	–	–	–	–	–	–	–		

Implied Enterprise Value ($bn)

WACC \ PGR	3.0%	4.0%	5.0%
16.5%	$1.4	$1.5	$1.6
17.8%	1.2	1.2	1.3
19.0%	1.0	1.0	1.1

Implied Share Price

WACC \ PGR	3.0%	4.0%	5.0%
16.5%	$13.75	$14.25	$14.85
17.8%	11.95	12.30	12.75
19.0%	10.45	10.75	11.05

Implied Terminal EV / LTM Sales

WACC \ PGR	3.0%	4.0%	5.0%
16.5%	1.7x	1.8x	2.0x
17.8%	1.5x	1.6x	1.8x
19.0%	1.4x	1.5x	1.6x

Source: Company filings, FactSet and Pelican Management. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated net cash balance of $208mm as of 6/30/26 and $75mm in net proceeds from 2026 raise assuming issuance at current share price, with 10% discount and 5% spread. Fully diluted shares underlying the analysis from Pelican management based on basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. (1) Reflects 29.8% tax rate applied to operating profit. (2) Reflects impact of $150mm raise in 2027 and $300mm raise in 2029, both assuming 10% discount and 5% spread. The $75mm equity raise in 2026 at 10% discount to current share price assuming 5% spread is treated as dilutive.

As presented to the Board on June 5

Preliminary TD Cowen Financial Analysis:
Discounted Cash Flow Analysis – Preliminary Management Plan

Perpetuity Growth Rate Method Discounted to 6/30/26

US$ in Millions, except share data

	Calendar Year Ending December 31,														Terminal Year[3]
	2H'26E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	
Revenue	$53	$143	$272	$457	$758	$1,150	$1,575	$1,940	$2,240	$2,539	$2,825	$3,084	$3,302	$3,467	$3,467
% Growth	*N/A*	*58%*	*90%*	*68%*	*66%*	*52%*	*37%*	*23%*	*15%*	*13%*	*11%*	*9%*	*7%*	*5%*	
Adj. EBITDA (less SBC)	($58)	($107)	($70)	($16)	$67	$187	$342	$480	$639	$723	$802	$875	$936	$980	$980
% Margin	*(108%)*	*(75%)*	*(26%)*	*(3%)*	*9%*	*16%*	*22%*	*25%*	*29%*	*28%*	*28%*	*28%*	*28%*	*28%*	*28%*
Less: D&A	(5)	(13)	(16)	(19)	(21)	(27)	(32)	(38)	(45)	(50)	(53)	(57)	(60)	(60)	(10)
EBIT	($63)	($119)	($85)	($35)	$46	$160	$310	$441	$594	$673	$749	$818	$876	$919	$969
% Margin	*(117%)*	*(84%)*	*(31%)*	*(8%)*	*6%*	*14%*	*20%*	*23%*	*27%*	*27%*	*27%*	*27%*	*27%*	*27%*	*28%*
Less: Tax provision (28.0%)[1]	—	—	—	—	(4)	(18)	(39)	(56)	(131)	(188)	(210)	(229)	(245)	(257)	(271)
Plus: D&A	5	13	16	19	21	27	32	38	45	50	53	57	60	60	10
Less: Capex	(2)	(15)	(15)	(15)	(50)	(40)	(40)	(45)	(50)	(51)	(44)	(35)	(24)	(10)	(10)
Less: Change in NWC	(3)	(3)	18	0	2	1	1	(0)	(7)	(7)	(7)	(6)	(5)	(4)	(3)
Unlevered Free Cash Flow	($63)	($124)	($66)	($31)	$15	$130	$263	$378	$451	$477	$541	$604	$661	$708	$695

Discount Rate	PV of Cash Flows	Present Value of Terminal Value:			Enterprise Value:			Implied Terminal Rev. Multiple:		
		3.0%	4.0%	5.0%	3.0%	4.0%	5.0%	3.0%	4.0%	5.0%
18.50%	$618	$508	$548	$595	$1,127	$1,167	$1,213	1.45x	1.56x	1.70x
19.50%	559	428	460	496	987	1,019	1,056	1.37x	1.47x	1.59x
20.50%	505	362	388	417	867	893	922	1.29x	1.39x	1.49x

Discount Rate	Plus Net Cash[2]	Enterprise Value:			Equity Value:			Equity Value per Share:[4]		
		3.0%	4.0%	5.0%	3.0%	4.0%	5.0%	3.0%	4.0%	5.0%
18.50%	$733	$1,127	$1,167	$1,213	$1,859	$1,900	$1,946	$12.57	$12.83	$13.13
19.50%	733	987	1,019	1,056	1,720	1,752	1,789	11.66	11.87	12.10
20.50%	733	867	893	922	1,600	1,626	1,655	10.87	11.04	11.23

Source: PELICAN management projections (subject to Board input) as of 5/29/26. Note: Present value date of 6/30/26, using mid-year discounting convention. Stock-based compensation treated as a cash expense. Implied terminal revenue multiples shown for informational reference. Assumes contemplated gross financing in Q4 2026 of $79.3M at offer price of $11.70 per PELICAN management, resulting in 6.773M additional shares and net proceeds of $74.5M (gross spread of 6.0%), contemplated gross financing in Q4 2027 of $159.6M at offer price of $14.89 per PELICAN management, resulting in 10.714M additional shares and net proceeds of $150.0M (gross spread of 6.0%), and contemplated gross financing in 2029 of $319.1M at offer price of $23.40 per PELICAN management, resulting in 13.636M additional shares and net proceeds of $300.0M (gross spread of 6.0%). "N/A" denotes not applicable.

1. Includes benefit of Federal NOLs/credits. Assumes pre-12/31/17 Federal NOLs of $95.9M subject to 100% utilization, post-12/31/17 Federal NOLs of $423.5M subject to 80% utilization as of 12/31/25 and projected Federal NOLs during Q1 and Q2 2026 of $63.6M, with Federal NOLs fully utilized by 2034.
2. Assumes cash and debt of $734.2M and $1.2M, respectively, as of 6/30/26, inclusive of $524.5M pro forma adjustment for contemplated equity raises per PELICAN management.
3. Assumes D&A and Capex equate and change in NWC is equal to final year change in NWC as percentage of change in revenue applied to final year projected change in revenue (based on 4.0% perpetuity growth rate).
4. Fully-diluted shares outstanding (per TSM): 106.0M basic shares, 15.620M stock options with weighted average strike price of $5.19, 0.640M of RSUs, 0.575M of PSUs, and 31.123M additional shares from contemplated equity financing per PELICAN management.

As presented to the Board on June 5

Preliminary Centerview Financial Analysis: Discounted Cash Flow Analysis – Preliminary Toucan Projections

Unlevered Free Cash Flow Projections

	Forecast Projections														CAGR	
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	'30E-'34E	'26E-34E
Revenue	$1,609	$1,951	$2,409	$2,947	$3,580	$4,311	$5,169	$6,136	$7,239	$8,527	$9,872	$11,232	$12,552	$13,775	*19%*	*21%*
% Growth	*27%*	*21%*	*23%*	*22%*	*21%*	*20%*	*20%*	*19%*	*18%*	*18%*	*16%*	*14%*	*12%*	*10%*		
Adj. EBITDA	$75	$96	$323	$617	$976	$1,417	$1,874	$2,373	$2,980	$3,686	$4,346	$5,031	$5,716	$6,374	*32%*	*58%*
% Margin	*5%*	*5%*	*13%*	*21%*	*27%*	*33%*	*36%*	*39%*	*41%*	*43%*	*44%*	*45%*	*46%*	*46%*		
(Less): SBC and Other Adj.	(191)	(122)	(137)	(155)	(173)	(208)	(188)	(161)	(154)	(182)	(210)	(239)	(267)	(293)		
Adj. EBITDA (less SBC)	($116)	($26)	$186	$462	$803	$1,209	$1,686	$2,212	$2,826	$3,505	$4,136	$4,792	$5,449	$6,081	*37%*	*NM*
(Less): D&A	(120)	(87)	(83)	(86)	(86)	(82)	(97)	(115)	(136)	(160)	(186)	(211)	(236)	(259)		
Operating Profit	($236)	($112)	$103	$376	$718	$1,127	$1,589	$2,097	$2,690	$3,344	$3,950	$4,580	$5,213	$5,822		
(Less): Taxes (Excl. NOLs) (1)	–	–	(27)	(99)	(190)	(298)	(421)	(555)	(712)	(885)	(1,045)	(1,212)	(1,379)	(1,541)		
NOPAT	($236)	($112)	$76	$276	$528	$829	$1,169	$1,542	$1,978	$2,460	$2,905	$3,368	$3,834	$4,282		
Plus: D&A	120	87	83	86	86	82	97	115	136	160	186	211	236	259		
(Less): Capex	(61)	(82)	(94)	(114)	(137)	(163)	(145)	(129)	(137)	(162)	(188)	(214)	(239)	(262)		
(Less): Δ in NWC	(34)	(34)	(46)	(54)	(63)	(73)	(86)	(97)	(110)	(129)	(135)	(136)	(132)	(122)		
UFCF	($211)	($142)	$18	$194	$413	$674	$1,035	$1,431	$1,866	$2,329	$2,768	$3,230	$3,699	$4,156		
Memo: 3Q-4Q'26 uFCF	*($105)*															
Impact from NOLs	–	–	*16*	*59*	*68*	–	–	–	–	–	–	–	–	–		

Implied Enterprise Value ($bn)

	PGR		
WACC	4.0%	5.0%	6.0%
16.5%	$9.7	$10.1	$10.7
17.5%	8.5	8.8	9.2
18.5%	7.5	7.8	8.1

Implied Share Price

	PGR		
WACC	4.0%	5.0%	6.0%
16.5%	$48.85	$51.25	$54.10
17.5%	42.45	44.30	46.45
18.5%	37.05	38.50	40.15

Implied Terminal EV / LTM Sales

	PGR		
WACC	4.0%	5.0%	6.0%
16.5%	2.8x	3.0x	3.3x
17.5%	2.6x	2.8x	3.0x
18.5%	2.4x	2.6x	2.8x

Source: Company filings, FactSet and Wall Street research. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated 6/30/2026 cash balance of $886mm. Fully diluted shares underlying the analysis based on basic shares of 179.6mm as of 4/30/26 and dilution under treasury stock method (TSM) of 5.4mm RSUs, 2.7mm PSUs, and 0.01mm RSAs as of 3/31/26. (1) Reflects 27.9% tax rate applied to operating profit.

As presented to the Board on June 5

Preliminary TD Cowen Financial Analysis: Discounted Cash Flow Analysis – Preliminary Toucan Projections

Perpetuity Growth Rate Method Discounted to 6/30/26

US$ in Millions, except share data

	Calendar Year Ending December 31,														Terminal
	2H'26E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	Year[3]
Revenue	$805	$1,951	$2,409	$2,947	$3,580	$4,311	$5,169	$6,136	$7,239	$8,527	$9,872	$11,232	$12,552	$13,775	$13,775
% Growth	*N/A*	*21%*	*23%*	*22%*	*21%*	*20%*	*20%*	*19%*	*18%*	*18%*	*16%*	*14%*	*12%*	*10%*	
Adj. EBITDA (less SBC)	($58)	($26)	$186	$462	$803	$1,209	$1,686	$2,212	$2,826	$3,505	$4,136	$4,792	$5,449	$6,081	$6,081.20294
% Margin	*(7%)*	*(1%)*	*8%*	*16%*	*22%*	*28%*	*33%*	*36%*	*39%*	*41%*	*42%*	*43%*	*43%*	*44%*	*44%*
Less: D&A	(60)	(87)	(83)	(86)	(86)	(82)	(97)	(115)	(136)	(160)	(186)	(211)	(236)	(259)	(262.194)
EBIT	($118)	($112)	$103	$376	$718	$1,127	$1,589	$2,097	$2,690	$3,344	$3,950	$4,580	$5,213	$5,822	$5,819
% Margin	*(15%)*	*(6%)*	*4%*	*13%*	*20%*	*26%*	*31%*	*34%*	*37%*	*39%*	*40%*	*41%*	*42%*	*42%*	*42%*
Less: Tax provision (26.5%)[1]	—	—	(11)	(41)	(122)	(298)	(421)	(555)	(712)	(885)	(1045)	(1212)	(1379)	(1541)	(1540)
Plus: D&A	60	87	83	86	86	82	97	115	136	160	186	211	236	259	262
Less: Capex	(31)	(82)	(94)	(114)	(137)	(163)	(145)	(129)	(137)	(162)	(188)	(214)	(239)	(262)	(262)
Less: Change in NWC	(17)	(34)	(46)	(54)	(63)	(73)	(86)	(97)	(110)	(129)	(135)	(136)	(132)	(122)	(55)
Unlevered Free Cash Flow	($105)	($142)	$34	$253	$481	$674	$1,035	$1,431	$1,866	$2,329	$2,768	$3,230	$3,699	$4,156	$4,224

Discount Rate	PV of Cash Flows	Present Value of Terminal Value: 3.0%	4.0%	5.0%	Enterprise Value: 3.0%	4.0%	5.0%	Implied Terminal Rev. Multiple: 3.0%	4.0%	5.0%
15.75%	$5,253	$5,097	$5,584	$6,162	$10,350	$10,837	$11,415	2.67x	2.92x	3.22x
16.75%	4,850	4,226	4,602	5,041	9,076	9,452	9,892	2.48x	2.70x	2.96x
17.75%	4,484	3,526	3,819	4,158	8,010	8,303	8,642	2.32x	2.52x	2.74x

Discount Rate	Plus Net Cash [2]	Enterprise Value: 3.0%	4.0%	5.0%	Equity Value: 3.0%	4.0%	5.0%	Equity Value per Share:[4] 3.0%	4.0%	5.0%
15.75%	($606)	$10,350	$10,837	$11,415	$9,744	$10,231	$10,809	$51.90	$54.50	$57.58
16.75%	(606)	9,076	9,452	9,892	8,470	8,846	9,286	45.12	47.12	49.46
17.75%	(606)	8,010	8,303	8,642	7,404	7,697	8,036	39.44	41.00	42.81

Source: Wall Street Research, public filings and S&P Global Market Intelligence as of 6/4/26. TOUCAN financial projections per Wall Street research as adjusted and extended by PELICAN management. Note: Present value date of 6/30/26, using mid-year discounting convention. Stock-based compensation treated as a cash expense. Implied terminal revenue multiples shown for informational reference. "N/A" denotes not applicable.

1. Includes benefit of Federal NOLs/credits. Assumes post-12/31/17 Federal NOLs of $332.8M subject to 80% utilization as of 12/31/25 and Federal NOLs during Q1 and Q2 2026 of $158.0M. Federal NOLs fully utilized by 2030.
2. Discounted cash flow assumes cash and debt of $842.8M and $1,448.8M, respectively, as of 6/30/26, inclusive of estimated $1.2M pro forma reduction to cash for Q2 2026 cash burn.
3. Assumes D&A and Capex equate and change in NWC is equal to final year change in NWC as percentage of change in revenue applied to final year projected change in revenue (based on 4.0% perpetuity growth rate).
4. Fully-diluted shares outstanding (per TSM): 179.6M basic shares, 8.150M RSUs, and 0.014M of RSAs. Includes impact of $750.0M convertible note issued on July 3, 2025, assumed per TOUCAN public filings to convert at $84.19 per share, with corresponding capped call structure mitigating dilution up to $111.20 per share, and impact of $460.0M convertible note issued on May 12, 2026, assumed per TOUCAN public filings to convert at $69.26 per share, with corresponding capped call structure mitigating dilution up to $98.94 per share.